                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                HANDY & HARMAN
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------------

     (4)  Date Filed:

          ---------------------------------------------------------------------

[HANDY & HARMAN LOGO]




R. N. DANIEL
CHAIRMAN



DEAR SHARE OWNER:

     This year the Annual Meeting of Shareholders will be held on Tuesday, May 9, at the offices of Chemical Banking Corporation, 270 Park Avenue (Third Floor Auditorium), in New York City, beginning at 11:00 A.M. We sincerely hope that you will be able to attend and participate in the business of the meeting. My associates, members of the Board and other executives of the Company will be on hand to welcome you and to talk individually with you before and after the meeting.

     Whether or not you plan to attend the meeting, you can be sure your shares are voted as you wish by promptly dating, signing and returning your Proxy card in the enclosed envelope.

                                          Cordially,



                                          R. N. DANIEL

March 31, 1995

                                 HANDY & HARMAN

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

                                  MAY 9, 1995

     NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Shareholders of HANDY & HARMAN (the "Company") will be held at the offices of Chemical Banking Corporation, 270 Park Avenue (Third Floor Auditorium), in New York, New York, on Tuesday, May 9, 1995, at 11:00 A.M., for the purpose of (1) electing seven directors to serve for the ensuing year and until their successors have been duly elected and qualified, (2) ratifying the appointment of KPMG Peat Marwick LLP, as independent auditors of the Company for 1995, (3) approving the proposed 1995 Omnibus Stock Incentive Plan, (4) voting to accept or reject a Shareholder's Proposal with respect to executive severance contracts and (5) transacting such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 24, 1995 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or adjournments thereof, and only shareholders of record as of such time are entitled to vote at the meeting.

     You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please date, sign and return your Proxy in the enclosed self-addressed stamped envelope.

                                          By order of the Board of Directors,

                                          PAUL E. DIXON
                                                         Secretary

Dated:  March 31, 1995

                                 HANDY & HARMAN
                   250 PARK AVENUE, NEW YORK, NEW YORK 10177
                            TELEPHONE (212) 661-2400

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the "Board") of Handy & Harman (the "Company") of proxies for use at the 1995 Annual Meeting of Shareholders (referred to, for convenience, as the "Meeting") of the Company, to be held at the offices of Chemical Banking Corporation, 270 Park Avenue (Third Floor Auditorium), in New York, New York, on Tuesday, May 9, 1995. The date of mailing of this Proxy Statement and the accompanying Proxy card is on or about March 31, 1995.

     At the Meeting all shares represented by a properly executed and not revoked Proxy in the accompanying form will be voted, and, where instructions are specified, will be voted in accordance with the specification. Where instructions are not specified, the shares represented by such Proxy will be voted (a) FOR the election of all of the seven nominees for director named in this Proxy Statement, (b) FOR ratification of the appointment of independent auditors, (c) FOR approval of the proposed 1995 Omnibus Stock Incentive Plan and
(d) AGAINST the Shareholder Proposal. In addition, the Proxy will be voted in the discretion of the proxyholders with respect to such other business as may come properly before the Meeting.

     Any Proxy may be revoked by a shareholder, by a written communication to the Secretary of the Company prior to or at the Meeting, to the extent the Proxy has not been voted. Sending in a signed Proxy will not affect a shareholder's right to attend the Meeting and vote in person.

                  VOTING RIGHTS AND PRINCIPAL HOLDERS THEREOF

     In all matters each shareholder will be entitled to one vote for each share of Common Stock held of record at the close of business on March 24, 1995 (the "Record Date"). At the Record Date there were 14,098,580 shares of Common Stock outstanding. Common Stock is the only class of stock of the Company outstanding and the only security of the Company entitled to vote at the Meeting.

     As of the Record Date no person was known by the Board to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, except the Company understands that Mario J. Gabelli, Gabelli Funds, Inc., Gamco Investors, Inc., Gabelli & Company, Inc., Gabelli Performance Partnership and Gabelli International Limited (each of One Corporate Center, Rye, New York 10580-1434) may be deemed to be a group beneficially owning 2,072,800 shares or approximately 14.5% of the Company's outstanding Common Stock. The foregoing "group" may be considered to have sole voting and investment power with respect to the shares beneficially owned by the group, except insofar as the voting and investment power may be shared within the group.

     As of February 15, 1995, the Officers and Directors of the Company owned beneficially an aggregate of 454,760 shares or approximately 3.2% of the Company's Common Stock, including 89,968 shares, or approximately 0.6% of the Company's Common Stock which they may be deemed under the rules of the Securities and Exchange Commission to "beneficially own," but as to which they have disclaimed beneficial ownership.

     As used in this Proxy Statement, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this Proxy Statement, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date. Accordingly, the shares used in computing the percentages of Common Stock as a class include both the shares actually outstanding on the Record Date plus 241,920 additional shares which may be acquired by Officers and Directors of the Company within 60 days, upon the exercise of stock options. No person who was during 1994 an Officer or Director of the Company or the beneficial owner of more than ten percent of the Company's outstanding Common Stock failed to file on a timely basis reports required by Section 16 of the Securities Exchange Act of 1934, except that the Officers who were granted stock options in September, 1994 did not file Forms 4 until November, 1994.

                             ELECTION OF DIRECTORS

     The Board has set the size of the Board at seven persons as authorized by the By-Laws. At the Meeting, seven Directors (constituting the entire Board) are to be elected to hold office for the ensuing year and until their respective successors have been duly elected and qualified. Directors are elected by a plurality of the votes cast at the Meeting. In tabulating the vote, broker non-votes will be disregarded and will have no effect on the outcome of the vote. All the nominees listed below were elected Directors at the 1994 Annual Meeting of Shareholders. The following table includes information concerning the nominees which has been furnished by the nominees:

                                                                                      BENEFICIAL
                                              PRINCIPAL OCCUPATION         DIRECTOR     STOCK
        NAME OF DIRECTOR          AGE        AND OTHER DIRECTORSHIPS        SINCE    OWNERSHIP(4)
                                       ----------------------------------- --------  ------------
Clarence A. Abramson(2)..........  62  Former Vice President and Secretary   1991       3,539(6)
                                         of Merck & Co., Inc. Director,
                                         PolyPharm Inc. Trustee, Community
                                         Health Law Project. Advisor,
                                         Institute for Circadian
                                         Physiology. Health
                                         Industry Consultant.
Robert E. Cornelia(3)............  62  Management Consultant.                1991       3,539(6)
Richard N. Daniel(1).............  59  Chairman of the Board and Chief       1974     160,607(5)
                                       Executive Officer of the Company.
Gerald G. Garbacz(3).............  58  Former Chairman, Chief Executive      1988       5,452(6)
                                       Officer and Director of Baker &
                                         Taylor, Inc.
Frank E. Grzelecki(1)............  57  President and Chief Operating         1988      92,499(5)
                                       Officer of the Company. Director of
                                         Zale Corp. Director of Chartwell
                                         Re Corporation.
Gouverneur M. Nichols(1)(2)......  76  Business Consultant.                  1973      18,166(6)

Hercules P. Sotos(3).............  61  Vice Chairman and Director of         1993       3,343(6)
                                       Playtex Products, Inc. Director of
                                         Sun
                                         Pharmaceutical Co.

---------------

(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.
(4) The information set forth concerning beneficial ownership is as of February 15, 1995. At that date, each nominee individually had beneficial ownership of less than 1% of the total number of outstanding shares of Common Stock, except Mr. Daniel whose beneficial ownership was approximately 1.1%. The shares set forth in the table do not include 89,968 shares owned by the wife of a nominee, as to which the nominee has disclaimed beneficial ownership.
(5) Includes 87,500 shares which Mr. Daniel has the right to acquire upon the exercise of stock options granted under the Company's Long-Term Incentive Stock Option Plan, and 86,500 shares Mr. Grzelecki has the right to acquire upon the exercise of stock options granted under that Plan. For a discussion of such options, see "Stock Options" below.
(6) Includes 4,452 shares which Mr. Nichols may acquire, 1,343 shares which each of Messrs. Cornelia and Sotos may acquire, and 2,091 shares which each of Messrs. Abramson and Garbacz may acquire upon exercise of stock options granted under the Outside Director Stock Option Plan discussed under the caption "Compensation of Directors" below.

     If any nominee should become unavailable for election for any reason, the Proxies will be voted for the election of an alternative nominee designated by the Board. The management of the Company has no reason to believe that any nominee will become unavailable. If no such alternative nominee is so designated, the membership of the Board will be reduced, pursuant to the By-Laws, to a number equal to the number of such nominees who are available for election.

CERTAIN ADDITIONAL INFORMATION CONCERNING NOMINEES

     Each nominee has been engaged in his current principal occupation for at least the last five years, except as indicated below.

     CLARENCE A. ABRAMSON -- Healthcare industry consultant since January 1994, prior thereto Vice President and Secretary of Merck & Co., Inc. (a pharmaceutical company) since March 1991 and prior thereto Associate General Counsel and Secretary of Merck & Co., Inc. since May 1989.

     ROBERT E. CORNELIA -- Management Consultant since 1990, prior thereto Chairman of the Board, Chief Executive Officer and President of AT&T Nassau Metals Corp. (a secondary metals refinery), a subsidiary of AT&T (a telecommunications company) since prior to January 1990.

     RICHARD N. DANIEL -- Chairman of the Board and Chief Executive Officer of the Company since May 1992 and prior thereto Chairman of the Board, President and Chief Executive Officer of the Company since prior to January 1990.

     GERALD G. GARBACZ -- Formerly Chairman, Chief Executive Officer and Director of Baker & Taylor, Inc. (a distributor of books, video and other media materials) from March 1992 to July 1994; prior thereto Executive Vice President of W. R. Grace & Co. (a multinational company) since prior to January 1990.

     FRANK E. GRZELECKI -- President and Chief Operating Officer of the Company since May 1992 and prior thereto Vice Chairman of the Board of the Company since July 1989.

     HERCULES P. SOTOS -- Vice Chairman and Director of Playtex Products, Inc. (a manufacturer of health and beauty aid products) since prior to January 1990.

COMMITTEES OF THE BOARD

     The Company's Board has a standing Executive Committee, a standing Compensation Committee and a standing Audit Committee. The Company's Board does not have a Nominating Committee.

     The Executive Committee is empowered by the By-Laws to act, during the intervals between meetings of the Board, and to exercise all powers of the Board in the management and direction of the business of the Company except such powers as, by law, by the Company's Certificate of Incorporation or by the Company's By-Laws, may not be delegated to the Committee. The Executive Committee did not meet during 1994.

     The Audit Committee is empowered by the Board, under the Company's By-Laws, to review the scope and procedures to be followed in the conduct of the audit by the Company's independent auditors, and also to review the findings and recommendations by the auditors resulting from the audit. The Committee also meets with the auditors to review the adequacy of the Company's internal controls and any significant changes in the accounting practices or audit reporting requirements followed. The Committee also functions to approve the professional services by the independent auditors, review the independence of the auditors and consider the amount and relationship of the non-audit fees to the audit fees of the auditors. The Audit Committee met three times during 1994.

     The Compensation Committee whose powers are discussed within the Executive Compensation section of this document met four times during 1994.

BOARD PARTICIPATION

     The Board met nine times during 1994. One meeting was held in each month except during July, August and November. During 1994, all of the nominees for Director who were then Directors attended at least 75% of the meetings of the Board and of the Committees on which they serve.

                             EXECUTIVE COMPENSATION

     The Company's Executive Compensation Program is administered by the Compensation Committee of the Board of Directors, which is comprised of three independent, non-employee Directors of the Company. The Compensation Committee is empowered by the Board to review the salaries paid to the Company's Officers each year and recommend to the Board any adjustments that it deems appropriate. It also reviews the nature and scope of the services rendered each year by the participants in the Management Incentive Plan of the Company and the corresponding benefits derived by the Company from such services. Then, based on the review of management recommendations, the Compensation Committee awards bonuses to the participants in accordance with the Plan. The Committee also reviews, and recommends to the Board the granting and awarding of restricted stock under the Company's Long-Term Incentive Plan and the granting of stock options and Stock Appreciation Rights (SAR's) under the Company's 1991 Long-Term Incentive Stock Option Plan.

     The following table provides information on the compensation provided by the Company to the Company's Chief Executive Officer and the four most highly paid Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                 COMPENSATION
                                                             ---------------------
                                     ANNUAL COMPENSATION     RESTRICTED
                                                               STOCK      OPTIONS     ALL OTHER
                                     --------------------      AWARDS      SHARES    COMPENSATION
      NAME & POSITION        YEAR     SALARY      BONUS        ($)(4)       (#)          ($)
---------------------------  -----   --------    --------    ----------   --------------------------
R. N. Daniel                 1994    $399,634    $280,000     $ 53,813      25,000      $ 16,387(1)
  Chairman and CEO           1993    $369,621    $ 60,000           --      37,500      $ 16,462(1)
                             1992    $341,667    $ 75,000     $ 19,350          --      $ 11,845(1)
F. E. Grzelecki              1994    $341,354    $240,000     $ 38,438      20,000      $ 13,828(1)
  President and COO          1993    $316,342    $ 55,000           --      32,500      $ 14,587(1)
                             1992    $275,000    $ 90,000     $ 19,350          --      $ 11,667(1)
J. S. McElya                 1994    $177,038    $125,000     $ 33,825       5,000      $ 15,611(1)(2)
  Vice President and         1993    $158,423    $ 30,000           --      10,000      $ 16,274(1)
  President of Handy &       1992    $135,615    $ 58,000     $ 12,900          --      $ 15,136(1)
  Harman Automotive
  Group, Inc.
P. E. Dixon                  1994    $152,230    $101,000           --       5,000      $  3,453(1)
  Vice President, General    1993    $144,577    $ 30,000           --      10,000      $  3,300(1)
  Counsel and Secretary      1992    $ 17,178          --           --      10,000      $  2,250(1)
J. M. McLoone                1994    $151,192    $101,000           --       5,000      $  6,027(1)
  Vice President --          1993    $139,153    $ 30,000           --      10,000      $  6,037(1)
  Financial Services         1992    $ 67,500          --           --      10,000      $ 22,550(1)(3)

---------------
(1) Company matching contributions under the 401(k) Savings Plan for Messrs. Daniel, Grzelecki, McElya, Dixon and McLoone: (A) for 1994 were $2,250, $2,250, $2,250, None, and $2,250, respectively, (B) for 1993 were $3,537,
    $3,537, $3,024, None and $2,387, respectively, and (C) for 1992 were $1,745,
    $1,917, $1,782, None and None, respectively.

    The Company maintains a supplemental benefit for its Officers whereby, in the event of the death of the Officer, prior to retirement, the Company will credit an amount equal to two times the Officer's salary to a deferred compensation account to be paid to his beneficiaries over a period of ten
    (10) years. This program is funded by the Company purchasing individual insurance policies on the life of each Officer. Upon retirement, the Officer may elect to take a lump sum amount equal to the cash surrender value of the policy or to continue the policy at his expense. The costs of this program for Messrs. Daniel, Grzelecki, McElya, Dixon and McLoone: (A) for 1994 were $14,137, $11,578, $3,361, $3,453, and $3,777, respectively, (B) for 1993 were $12,925, $11,050, $3,250, $3,300 and $3,650, respectively, and (C) for
    1992 were $10,100, $9,750, $3,354, $2,250 and $2,550, respectively.

(2) In 1992 the Company loaned Mr. McElya $40,000, secured by a series of 4 Promissory Notes for $10,000 each, to facilitate his move to Rye, New York as a Group Vice President for Precious Metals. In December, 1994, 1993 and 1992 $10,000 of this amount was forgiven and that amount has been included in the above tables for each year.

(3) In connection with the commencement of his employment with the Company, Mr. McLoone received a payment of $20,000 in addition to his regular salary and other benefits.

(4) Restricted stock was awarded during 1994 as shown. The outstanding restricted shares and value from these awards for Messrs. Daniel, Grzelecki, McElya, Dixon and McLoone were 1,750 shares/$26,906, 1,250 shares/$19,219, 1,100 shares/$16,913, None and None, respectively.

                                    BASE SALARIES

     As of May 1, 1994, Officer salaries were increased based on the recommendations of the Compensation Committee. These increases reflected input submitted by the Company's Chief Executive Officer, consideration of competitive market data supplied by an independent compensation consulting firm, and the Committee's assessment of the individual performance contributions of each Officer over the past year. The base salary of each Officer is determined by the Compensation Committee annually. While the Committee uses the benchmarks as a reference point, a particular Officer's base salary may vary depending upon his salary history, experience, performance and salary guidelines imposed by the budget.

                        ANNUAL INCENTIVE AWARDS FOR 1994

     The Company maintains the Management Incentive Plan (MIP) which is an annual incentive program that rewards selected Officers and other key employees each year based on their contributions to the profits of the Company. Prior to the start of each Plan year, the Chief Executive Officer recommends those Officers designated as Plan participants for the upcoming year. Final selection of each participant rests with the Compensation Committee. For the 1994 fiscal year, all Officers were selected for participation in the Plan.

     The available incentive pool for Officers and selected corporate management participants is determined by a formula that represents 7.5% of consolidated pre-tax earnings in excess of 15% of shareholders' equity. An individual participant's award may not exceed 100% of the participant's salary in the fiscal year for which the Incentive Award was earned. If the excess earnings criterion is not met, at the sole discretion of the Committee, based upon the recommendation of the Chief Executive Officer, an amount may be provided for Awards to participants to recognize overall effort of achieving objectives which enhance the Company's long-term growth potential. However, any discretionary Award may not increase an employee's total Incentive Award under this provision to an amount in excess of 25% of the participant's base salary.

     For the 1994 fiscal year corporate pre-tax earnings were in excess of the minimum shareholders' equity requirement and Incentive Awards to Officers ranged from 31% to 69% of base salary.

                                 STOCK OPTIONS

     The purpose of the 1991 Long-Term Incentive Stock Option Plan is to benefit the Company by providing for the acquisition of a greater financial interest in the Company by key employees upon whom the Company is dependent for success. The Plan permits the granting of non-qualified stock options, at the discretion of the Company's Board. Option grants are based on guidelines which were outlined in a report to the Board from an independent compensation consultant. The exercise price of each option cannot be less than 100% of the fair market value of a share of common stock at the time the option is granted. Options become exercisable cumulatively at the rate of 20% per year, commencing one year after the date of grant.

     The Company's employee stock option plan (the "1982 Stock Option Plan"), covering a total of 500,000 shares of the Company's Common Stock, was approved at the 1982 Annual Meeting of Shareholders. The 1982 Stock Option Plan permitted the granting of incentive stock options or non-qualified stock options, or both, in the discretion of the Company's Board, to executive Officers and other key employees of the

Company. During 1994 there were no options granted or exercised to purchase shares of the Common Stock of the Company under the 1982 Stock Option Plan and options may no longer be granted under that Plan.

     During 1994, options were granted to the Executive Officers named below. Stock Appreciation Rights (SAR's) may be granted under the 1991 Long-Term Incentive Stock Option Plan, but no such rights are outstanding. Shown below, is information concerning stock option grants to any named Executive Officer who was granted a stock option during 1994:

                            STOCK OPTION GRANTS 1994


                                                                                       POTENTIAL
                                                                                      REALIZABLE
                               INDIVIDUAL GRANTS                                   VALUE AT ASSUMED
-------------------------------------------------------------------------------     ANNUAL RATES OF
                                            % OF TOTAL                                STOCK PRICE
                                             OPTIONS      EXERCISE                 APPRECIATION FOR
                                 OPTION/    GRANTED TO    OR BASE                   OPTION TERM(1)
                                  SARS     EMPLOYEES IN    PRICE     EXPIRATION   -------------------
                                 GRANTED   FISCAL YEAR     ($/SH)       DATE         5%        10%
                                 -------   ------------   --------   ----------   --------   --------
R. N. Daniel...................  25,000          21%      $16.625     09/22/04    $261,375   $662,375
F. E. Grzelecki................  20,000          17%      $16.625     09/22/04    $209,100   $529,900
J. S. McElya...................   5,000           4%      $16.625     09/22/04    $ 52,275   $132,475
P. E. Dixon....................   5,000           4%      $16.625     09/22/04    $ 52,275   $132,475
J. M. McLoone..................   5,000           4%      $16.625     09/22/04    $ 52,275   $132,475

---------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. No gain to the optionee is possible without an increase in stock price which will benefit all shareholders commensurately.

     The exercise price of the options granted is equal to the market value of the shares on the date of the grant. These options become exercisable at the cumulative rate of 20% per year on each of the first five anniversary dates.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FOR YEAR-END OPTION/SAR VALUES

     The following table provides information with respect to options exercised by any named Executive Officer during 1994. In addition, this table provides the number and information with respect to unexercised options to purchase shares as of December 31, 1994:


                                                                    NUMBER OF         VALUE OF
                                                                   UNEXERCISED      UNEXERCISED
                                                                  OPTIONS/SARS      IN-THE-MONEY
                                                                       AT           OPTIONS/SARS
                                                                   YEAR-END(#)     AT YEAR-END($)
                                        SHARES                    -------------   ----------------
                                      ACQUIRED ON      VALUE      EXERCISABLE/      EXERCISABLE/
                NAME                  EXERCISE(#)   REALIZED($)   UNEXERCISABLE    UNEXERCISABLE
------------------------------------  -----------   -----------   -------------   ----------------
R. N. Daniel........................      None        None        67,500/70,000   $93,285/$123,140
F. E. Grzelecki.....................      None        None        66,500/62,500   $90,847/$112,169
J. S. McElya........................      None        None        11,000/14,000   $29,626/$ 36,004
P. E. Dixon.........................     2,000        $ 5,875      4,000/14,000   $10,501/$ 36,379
J. M. McLoone.......................      None        None         6,000/14,000   $18,126/$ 39,379

---------------

(1) No stock appreciation rights are outstanding.

(2) The value of the unexercised in-the-money options, is calculated by multiplying the number of underlying shares by the difference between the closing price of the Company's Common Stock on the New York Stock Exchange at December 30, 1994 ($15.375) and the exercise price for these shares. These values have not been realized.

                            LONG-TERM INCENTIVE PLAN

     The Company's Long-Term Incentive Plan is a performance-based restricted stock Plan where every other year key executives earn the right to receive shares of Company stock based on achievement of pre-established financial and individual performance goals. Plan participants are selected by the Compensation Committee and include the five highest paid Officers. An aggregate of 28,600 shares of restricted stock were awarded in 1994, including awards to Messrs. Daniel, Grzelecki and McElya.

     The Plan contains five overlapping cycles with each cycle encompassing five fiscal years. Shares of restricted stock are awarded based on the results attained on the selected performance measures over the first three years of a cycle (Performance Period). The subsequent two-year time frame represents the period when restrictions lapse and the stock is earned (Earn-out Period). Shares are earned-out at the rate of 50% per year. Awards are made in the Spring of the year immediately following the third year of each Performance Period. During the Earn-out Period, the shares are held by the Company in escrow for the executive. The executive receives dividends on the restricted stock during the two-year Earn-out Period.

     The number of restricted shares granted for each cycle is determined by a formula that considers the executive's base salary, the market value of the Company's stock and the executive's duties and responsibilities. The grant guidelines were developed by an independent compensation consultant hired by the Company.

     Long-term objectives are established under the Plan which reflect both Quantitative and Qualitative measures. Results achieved on the Quantitative component determine 70% of the restricted share Award and results achieved on the Qualitative component determine 30% of the Award.

     The Quantitative measures include the following:

     - Average Annual Return on Shareholders' Equity

     - Average Annual Return on Capital

     Qualitative performance measures include specific goals developed under several categories. Each goal is also weighted according to its relative importance to the executive's position.

     At the end of each three year cycle, the Compensation Committee determines the number of shares to be awarded to each executive based upon the actual performance compared to the Objectives.

     Based on the first three cycles completed under this Long-Term Incentive Plan covering the seven year period from 1987 through 1994, a total of 77,900 shares of stock have been awarded net of forfeitures. The number of key management participants in each cycle has been between 33 and 35.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OFFICER COMPENSATION POLICY

     In making determinations regarding compensation, the Committee takes into account the duties of the respective employee and their contribution to the success of the Company. In accordance with the Rules and Regulations established by the Securities and Exchange Commission, the Company is required to disclose certain compensation policies and practices applicable to the Chief Executive Officer and all other Officers regarding compensation actions taken in 1994. For this purpose, the members of the Committee, Messrs. Cornelia, Garbacz and Sotos have prepared this report.

     The Compensation Committee supports several important policies as a framework for administering the Executive Compensation program. THESE POLICIES ARE DESIGNED TO 1) ALIGN THE INTERESTS OF EXECUTIVES WITH THE LONG-TERM INTEREST OF SHAREHOLDERS, 2) PROVIDE COMPETITIVE LEVELS OF COMPENSATION THAT INTEGRATE PAY WITH THE COMPANY'S SHORT AND LONG-TERM PERFORMANCE OBJECTIVES, AND 3) ATTRACT, MOTIVATE AND RETAIN KEY EXECUTIVES AND STRIVE FOR FAIRNESS IN THE APPLICATION OF PAY POLICIES ALONG WITH COMMUNICATIONS PROGRAMS TO ASSURE THAT ALL KEY EXECUTIVES UNDERSTAND THE ADMINISTRATION PROCEDURES.

     The Committee is mindful of the new provision of the Internal Revenue Code which may have the effect of disallowing the Company's deduction for Executive Compensation over $1 million in any year for each of the Executive Officers named in the Summary Compensation table. The Committee will monitor this issue closely and determine what actions, if any, should be taken with respect to its Executive Compensation policies in order to preserve this deduction.

     Currently, executive compensation is comprised of base salary, annual incentive bonuses, long-term incentive opportunities in the form of performance-based restricted stock, stock options and SAR's and supplemental executive benefits. As an employee's responsibility level increases, total compensation emphasizes variable pay based on performance objectives over annual base salary.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The policies and programs described above served as the basis for determining the compensation of the Company's Chief Executive Officer.

     As of May 1, 1994, the Board increased Mr. Daniel's base salary to $410,000, a 7.9% increase. Based upon the report of an outside executive compensation consulting firm, the Compensation Committee determined that this increase would move Mr. Daniel's annual salary toward the market median of Chief Executive Officers of comparable organizations. His base salary for 1994 was approximately 5% under the average 1993 base salaries of the Chief Executive Officers of other group companies included below on The Stock Performance Graph.

     Mr. Daniel's bonus Award of $280,000 for 1994 was determined in accordance with the Management Incentive Plan of the Company based upon 1994 earnings which were in excess of the net earnings requirement.

     In 1994, Mr. Daniel was awarded 3,500 shares of restricted stock under the Long-Term Incentive Plan for performance during the three-year period ended December 31, 1993. These shares were awarded in accordance with the Qualitative part of the Plan since he met certain Corporate objectives designed to provide for future growth of the Company. No shares were awarded to Mr. Daniel under the Quantitative component of the Plan since the Corporate Return on Shareholders' Equity Objective was not achieved. One-half of the shares were earned as of January 1, 1995 and the other half will be earned as of January 1, 1996. During the Earn-out Period, Mr. Daniel receives all dividends paid on these shares. Mr. Daniel received the stock option grants in 1994 indicated on the above table entitled "Stock Option Grants 1994".

                                    PENSIONS

     The Company maintains the Handy & Harman Pension Plan, a defined benefit pension plan, which provides benefits generally to all salaried employees. The annual benefit for each participant that retires at Normal Retirement Age (age
65) with at least 25 years of service is equal to 50% of career average pay minus $1,125. A proportionately reduced benefit is provided for retirement at age 65 with less than 25 years of service. The formula is applied to earnings averaged over the period from January 1, 1993 to retirement, with a minimum of 5 years of earnings included in the average. This definition of Average Earnings was adopted in 1992. Prior to the Amendment, the benefit was based on the highest consecutive five years of earnings. Plan benefits accrued prior to October 31, 1992 are subject to annual Cost of Living Adjustments up to a maximum of 4% per year.

     Career Average Pay only includes salary, not bonuses or other incentive compensation. The Company maintains the Supplemental Executive Retirement Plan ("SERP") to provide Corporate Officers the amount of reduction in their formula pension benefits under the Handy & Harman Pension Plan on account of the limitation on pay under Section 401(a)(17) of the Internal Revenue Code (which for 1995 is $150,000), and the limitation on benefits under Section 415 of the Internal Revenue Code (which for 1995 is $120,000). The SERP also applies the Handy & Harman Pension Plan formula to the Career Average Pay after including fifty percent of the amounts received under the Company's Management Incentive Plan. Amounts received under the SERP are not subject to Cost of Living increases.

     The following Table shows the projected Annual Retirement Benefits payable on a 10 year certain and for life thereafter basis to each of the individuals listed in the Summary Compensation Table at age 65 assuming continuation of employment to age 65. The amounts shown under Salary reflect the current rate of salary as plan compensation for Messrs. Daniel, Grzelecki, McElya, Dixon and McLoone of $410,000, $350,000, $200,000, $155,000 and $155,000, respectively, and include the benefits payable under both the Handy & Harman Pension Plan and the SERP. The amount of benefits shown under Bonus would be payable under the SERP and assumes continuation of the amount of Bonus for 1994 shown in the Summary Compensation Table.

                           EXECUTIVE PENSION BENEFITS

                                                                     ANNUAL RETIREMENT BENEFITS FROM:
                         NORMAL RETIREMENT                          ----------------------------------
         NAME               DATE (NRD)          SERVICE AT NRD       SALARY       BONUS        TOTAL
-----------------------  -----------------     -----------------    ---------    --------    ---------
R. N. Daniel...........  October 1, 2000       29 yrs.               $198,250     $56,719     $254,969
F. E. Grzelecki........  July 1, 2002          13 yrs.                 88,465      26,845      115,310
J. S. McElya...........  September 1, 2012     38 yrs. 7 mos.          96,650      29,225      125,875
P. E. Dixon............  September 1, 2009     16 yrs. 10 mos.         50,968      15,298       66,266
J. M. McLoone..........  December 1, 2007      15 yrs. 5 mos.          46,360      13,804       60,164

     During 1992 the Company entered into an individual retirement agreement with Mr. Grzelecki which provides an additional retirement benefit commencing on July 1, 1997, or his later retirement from the Company. The amount of monthly pension vested as of June 30, 1994 was $3,000, which increases by an additional $1,000 each subsequent June 30 during his continued employment up to a maximum of $6,000 per month. The pension will be paid on a 10 year certain and for life thereafter basis. The Company has purchased an annuity policy to provide a reserve for payment of its obligation of the $3,000 per month pension accrued at June 30, 1994, although the Company continues to be liable for payments under the agreement.

                           COMPENSATION OF DIRECTORS

     Each Director of the Company, other than each Officer who was also a Director, was compensated quarterly for all services as a Director including regular Board attendance at the rate of $20,400 per annum, which rate has been in effect since May 1, 1989. No extra amount is payable for Committee participation or special assignment.

     The Company carries insurance providing indemnification, under certain circumstances, to all the Directors and Officers of the Company for claims against them by reason of, among other things, any act or failure to act in their capacities as Directors or Officers. The current annual premium is $345,000, all of which is paid by the Company. No sums have been paid to any past or present Director or Officer of the Company under this or any prior indemnification insurance policy.

     The Handy & Harman Outside Director Stock Option Plan (the "Directors Plan") which was approved by the shareholders in 1990, provides for the granting of options to each non-employee member of the Company's Board of Directors. The purpose of the Directors Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by enabling the Company to attract and retain the services of outstanding individuals as Directors whose judgement, interest and special effort is essential to the successful conduct of the Company's business and affairs.

     The Directors Plan provides for the granting of options to Directors of the Company (who are not employees of the Company) to acquire an aggregate of 100,000 shares of Common Stock of the Company. The Directors Plan provides that annual grants of options are to be made on the first business day of each year to purchase an amount of shares determined by dividing fifty percent of the annual outside Directors retainer fee by the fair market value of a share of Common Stock on the date of grant. The options are exercisable for 10 years after the date of grant. The exercise price is one dollar per share and upon exercise payment must be made in full in cash or cash equivalents. No options may be granted after September 28, 1999. See footnote (6) to the table following the list of nominees for Directors under the caption "Election of Directors" above.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                        AND CHANGE IN CONTROL AGREEMENTS

     In 1986, the Company entered into agreements with each of its Officers, including Mr. Daniel and with Mr. Grzelecki in 1989 and Mr. McElya in 1992, which agreements provide, in general, that if, after a change in control (as defined in the agreements) of the Company, the Officer's position, duties, responsibilities, status with the Company, base salary, employee benefits or location are changed in a manner materially adverse to that Officer's interest, then he may designate such change as an event which "triggers" a 3-year period of guaranteed employment of the Officer by the Company. In December, 1988, the Board authorized amendments to these agreements to (i) conform the definition of "change in control" to the broader definition contained in the Company's employee benefit Plans and (ii) provide that the Company would reimburse the Officers for any excise tax (and any income and excise tax due with respect to such reimbursement) imposed on payments made to such Officers in connection with a "Change In Control" of the Company pursuant to Section 280 G of the Internal Revenue Code of 1986, as amended. The Company also has separate agreements with Mr. Grzelecki providing that, when his employment by the Company ends, he would be entitled to severance rights of one year's salary plus (i) the supplement retirement benefit described above under the caption "Executive Pension Benefits", (ii) medical benefits for him and his wife during their lives without cost to them in the same manner as then currently provided for active senior Officers of the Company, (iii) certain adjustments of the exercise periods of outstanding stock options and (iv) subject to limitations, office space and secretarial services for a five year period.

     The Company has entered into an agreement with Mr. McElya which, in addition to the continuation of the executive agreement described above, provides for his participation in the Company's various compensation and benefit plans and, in the event the Handy & Harman Automotive Group, Inc., of which he is President, should be sold, he will receive an amount equal to his annual salary and continuation of the Company benefits he is receiving for up to one year unless such benefits are provided by his employer.

     In 1989, the Company entered into an agreement with Mr. Daniel which replaced the one entered into with him and the other Corporate Officers of the Company in 1986 (the "Daniel Agreement"). The Daniel Agreement provided for a 3-year period of employment commencing on May 1, 1989 which may be extended each May 1 for an additional year. The Daniel Agreement was extended in 1994 for an additional year. If not so extended, the Daniel Agreement terminates at the end of its then current term. On May 1, 1994, the Board set Mr. Daniel's base salary at $410,000 per annum and this amount may be increased at the discretion of the Board. He is also entitled to participate in Company Benefit Plans, including the Management Incentive Plan, the 1988 Long-Term Incentive Plan and the Long-Term Incentive Stock Option Plan. If the Company should terminate the Daniel Agreement other than for cause (as defined therein) or Mr. Daniel should terminate it for good reason (as defined therein), the Company is obligated to pay Mr. Daniel a lump sum amount equal to the Base Salary he would receive to the end of the then current employment period plus an amount equal to the Management Incentive Plan payment he last received times the remaining years of the employment period or portions thereof. He also would become entitled to additional pension benefits under the Handy & Harman Pension Plan. In May 1993 the Daniel Agreement was amended to provide that the Company would continue to provide Medical Benefits equivalent to those received by other Officers of the Company through the year he reaches his 65th birthday. Thereafter he will receive normal retiree Medical Benefits.

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return to the cumulative total return of the Standard & Poor's 500 Stock Index and a peer industry group of companies. The Company is classified in the "Metal Fabricating" industry by The Value Line Investment Survey and in the "Precious Metals" industry group by Dow Jones. The Company has selected as its peer industry the composite of the Companies in The Value Line and Dow Jones groupings.

                               PERFORMANCE CHART

      MEASUREMENT PERIOD         HANDY &
    (FISCAL YEAR COVERED)        HARMAN          S&P 500       PEER GROUP
1989                             100.00          100.00          100.00
1990                              87.53           96.89           88.83
1991                              76.98          126.42           98.80
1992                              98.66          136.05           96.55
1993                             103.48          149.76          138.91
1994                             107.46          151.74          130.93

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board has appointed the firm of KPMG Peat Marwick LLP as the independent auditors of the Company for 1995. KPMG Peat Marwick LLP and its predecessors have served as the Company's auditors for a number of years. KPMG Peat Marwick LLP has advised the Company that no member of the firm has any direct or material indirect financial interest in the Company or its subsidiaries, other than as independent auditors. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting with an opportunity to make a statement if he desires to do so, and to be available to respond to appropriate questions.

     A majority of the votes cast at the Meeting is required to approve the selection of auditors. If the shareholders do not ratify the appointment of KPMG Peat Marwick LLP as independent auditors, the Board will consider selection of another accounting firm.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.

                   PROPOSED 1995 OMNIBUS STOCK INCENTIVE PLAN

     The Board has placed on the agenda for the Meeting a proposal for the shareholders of the Company to approve the Handy & Harman 1995 Omnibus Stock Incentive Plan (the "Plan"). The Plan has been adopted by the Board, subject to approval by the shareholders of the Company. The Plan will, if so approved, be substituted in part for the Handy & Harman 1991 Long-Term Incentive Stock Option Plan (the "1991 Plan") and, therefore, shares of Common Stock previously authorized for the granting of stock options under the 1991 Plan but not granted prior to March 24, 1995 will no longer be available under the 1991 Plan. Any stock options previously granted under the 1991 Plan will remain outstanding pursuant to the terms of the 1991 Plan. If the Plan is not approved, the 1991 Plan will remain in effect in its present form. The following summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, attached hereto as Exhibit A. Capitalized terms used herein will, unless otherwise defined, have the meanings assigned to them in the text of the Plan.

     The Plan is intended to provide officers and other employees of the Company and its subsidiaries with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and its subsidiaries and to acquire a proprietary interest in the long-term success of the Company.

     The Plan is intended to comply with the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended. In addition, the Plan is intended to provide performance-based compensation so as to be eligible for compliance with Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the following individuals who are employed at the end of the employer's taxable year ("Covered Employees"): the chief executive officer, and the four most highly compensated executive officers (other than the chief executive officer) for whom compensation disclosure is required under the proxy rules. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the shareholders in a separate vote prior to the payment. Accordingly, if the Plan is approved by shareholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, compensation paid to Covered Employees pursuant to the Plan will not be subject to the deduction limit of
Section 162(m).

GENERAL

     The Plan authorizes an aggregate of 1,000,000 shares of Common Stock that may be subject to awards, subject to adjustment as described below; however, upon approval of the Plan, no future options may be granted under the 1991 Plan and 241,400 shares of Common Stock previously available for stock options under the 1991 Plan but not covered by outstanding stock options will no longer be available. Accordingly, only an additional 758,600 shares of Common Stock would be available for awards under the Plan in excess of the number of shares currently available under the 1991 Plan. Such shares may be authorized and unissued shares, treasury shares or shares acquired by the Company for purposes of the Plan. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award will be available for other awards under the Plan. The total number of shares of Common Stock subject to awards (including awards paid in cash but denominated as shares of Common Stock) granted to any Participant of the Plan during any taxable year of the Company will not exceed 300,000. In the event that the Committee determines that any dividend or other distribution, stock split, recapitalization, reorganization, merger or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee will make such equitable changes or adjustments as it deems necessary to the aggregate number of shares available under the Plan, the limit on individual awards, the number of shares subject to each outstanding award, and the exercise price of each outstanding option or stock appreciation right.

     Awards under the Plan may be made in the form of (i) Incentive Stock Options, (ii) Non-Qualified Stock Options (Incentive and Non-Qualified Stock Options are collectively referred to as "options"), (iii) stock appreciation rights, (iv) Restricted Stock, (v) Phantom Stock and (vi) Stock Bonuses. Awards may be granted to such officers and other employees of the Company and its subsidiaries (including employees who are directors) as the Committee shall in its discretion select.

ADMINISTRATION

     The Plan will be administered by the Compensation Committee of the Board (the "Committee"). The Committee shall, at all times, consist of two or more persons each of whom is an "outside director" within the meaning of Section 162(m) and a "disinterested person" within the meaning of Rule 16b-3. The Committee is authorized, among other things, to construe, interpret and implement the provisions of the Plan, to select the persons to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the Plan.

AWARDS UNDER THE PLAN

     Stock Options. Unless the Committee expressly provides otherwise, an option will not be exercisable prior to one year after the date of grant and will become exercisable as to 25% of the shares subject thereto on each of the first through fourth anniversaries of the grant. The Committee will determine each option's expiration date; provided, however, that no incentive stock option may be exercised more than ten years after the date of grant. The purchase price per share payable upon the exercise of an option (the "option exercise price") will be established by the Committee, but may be no less than the Fair Market Value of a share of Common Stock on the date of grant. The option exercise price is payable in cash, or, with the consent of the Committee, by surrender of shares of Common Stock held at least six months by the Participant and having a Fair Market Value on the date of the exercise equal to the option exercise price, by a combination of cash and shares of Common Stock or by such other payment method as the Committee may prescribe.

     Stock Appreciation Rights. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted independently of any option will be subject to the same vesting rules as described above for options. A stock appreciation right granted in tandem with any stock option will be exercisable only when and to the extent the option to which it relates is exercisable. The grantee of a stock appreciation right has the right to surrender the stock appreciation right and receive from the Company, in cash, an amount equal to the excess of the Fair Market Value of a share of Common Stock over the exercise price of the stock appreciation right for each share of Common Stock in respect of which such stock appreciation right is being exercised.

     Restricted Stock. The Committee may grant or sell restricted shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Committee shall determine in its discretion. Awards of Restricted Stock granted to Executive Officers of the Company will be contingent on the attainment by the Company of one or more pre-established performance goals (the "Performance Goals") established by the Committee. The Performance Goals may be based on the attainment by the Company (and/or its subsidiaries or divisions if applicable) of any one or more of the following criteria: (i) a specified percentage return on total shareholder equity of the Company; (ii) a specified percentage increase in earnings per share of Common Stock; (iii) a specified percentage increase in net income of the Company; and (iv) a specified percentage increase in profit before taxation of the Company.

     Phantom Stock. The Committee may grant shares of Phantom Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Committee shall determine in its discretion. If the requirements specified by the Committee are met, the grantee of such an award will receive a cash payment equal to the Fair Market Value of the shares covered thereby plus the dividends that would have been paid on such shares had they actually been outstanding following the grant date. Awards of Phantom Stock granted to Executive Officers of the Company will be contingent on the attainment by the Company of any one or more of the Performance Goals noted above.

     Stock Bonus. The Committee may grant bonuses comprised of shares of Common Stock free of restrictions to such persons, in such amounts, as the Committee shall determine in its discretion. No Executive Officer shall be eligible to receive a Stock Bonus under the Plan unless a prior determination of eligibility is made by the Committee.

OTHER FEATURES OF THE PLAN

     The Board may suspend, discontinue, revise, terminate or amend the Plan at any time; provided, however, that shareholder approval will be obtained if and to the extent required by Rule 16b-3, and if and to the extent that the Board deems it appropriate to satisfy Section 162(m).

     In the event of a Change in Control, all outstanding awards will become fully vested and/or immediately exercisable.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     Non-Qualified Stock Options. An optionee will not recognize any taxable income upon the grant of a Non-Qualified Stock Option. The Company will not be entitled to a tax deduction with respect to the grant of a Non-Qualified Stock Option. Upon exercise of a Non-Qualified Stock Option, the excess of the Fair Market Value of the Common Stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee's tax basis for the Common Stock received pursuant to the exercise of a Non-Qualified Stock Option will equal the sum of the compensation income recognized and the exercise price.

     In the event of a sale of Common Stock received upon the exercise of a Non-Qualified Stock Option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Common Stock is more than one year.

     Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or timely exercise of an Incentive Stock Option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an Incentive Stock Option may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the Incentive Stock Option is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition," as described below.

     A sale or exchange by an optionee of shares acquired upon the exercise of an Incentive Stock Option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the Incentive Stock Option will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the Incentive Stock Option or within one year from the date of transfer of the Incentive Stock Option shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (i) the lesser of (a) the Fair Market Value of the shares at the time of exercise of the Incentive Stock Option and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

     Restricted Stock. A grantee will not recognize any income upon the receipt of Restricted Stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the Fair Market Value of the Restricted Stock at the time of receipt, less any amount paid for the shares. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the Restricted Stock are subject are removed, in an amount equal to the Fair Market Value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

     Generally, upon a sale or other disposition of Restricted Stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

     Other Awards. The grant of a stock appreciation right or Phantom Stock award will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right or award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount. A Stock Bonus generally will result in compensation income for the grantee, and a tax deduction for the Company, equal to the Fair Market Value of the shares of Common Stock granted.

     Inasmuch as awards under the Plan will be granted at the sole discretion of the Committee and that performance goal criteria may vary from year to year and from Participant to Participant, benefits under the Plan are not determinable. Compensation paid and other benefits granted for the 1994 fiscal year are set forth above in the section entitled "Executive Compensation" commencing on page 4.

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required to approve the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE HANDY & HARMAN 1995 OMNIBUS STOCK INCENTIVE PLAN.

                            SHAREHOLDER PROPOSAL RE
                          GOLDEN PARACHUTE RESOLUTION

     William Steiner of 4 Radcliff Drive, Great Neck, New York 11024, who has stated that he has owned shares of the Company's Stock with a market value of at least $1,000 continuously for the preceding year, has asked that the following resolution, which he intends to introduce at the Annual Meeting and the reasons in support of the resolution be set forth in this Proxy Statement:

     "RESOLVED, that the shareholders recommend that the board of directors adopt a policy against entering into future agreements with officers and directors of this corporation which provide compensation contingent on a change of control of the corporation, unless such compensation agreements are submitted to a vote of the shareholders and approved by a majority of shares present and voting on the issue."

                              SUPPORTING STATEMENT
                          PREPARED BY WILLIAM STEINER

     "Lucrative severance contracts awarded to senior corporate executives which provide compensation contingent on a change of control, usually through a merger or acquisition of the corporation, are known as "golden parachutes". These contracts are awarded without shareholder approval.

     The practice of providing these large cash awards to a small group of senior corporate managers without shareholder approval has been a subject of public outcry. In 1988, the U.S. Senate in emphasizing the potential conflict of interest between management and shareholders created by these agreements voted ninety-eight to one to require shareholder approval of golden parachutes which exceed three times annual compensation.

     Although final action was not taken, it is clear to me that the overwhelming vote in favor of the measure reflects public sentiment against golden parachutes. A shareholder vote would allow the corporation's owners to decide for themselves whether golden parachutes are in their best interests.

     As a founding member of the Investors Rights Association of America it is clear to me that requiring a shareholder vote is necessary to address the conflicts of interest between management and shareholders that arise in the awarding of golden parachutes.

    I URGE YOUR SUPPORT. VOTE FOR THIS RESOLUTION."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS RESOLUTION PROPOSED BY MR. STEINER.

                                 OTHER BUSINESS

     Management knows of no other business which will be presented for consideration at the Meeting. However, if any other business is properly brought before the Meeting or any adjournment thereof, the persons appointed as Proxy Agents in the accompanying Proxy will vote thereon in accordance with their best judgement.

SHAREHOLDER PROPOSALS FOR 1996

     Shareholders intending to nominate director candidates for election at the 1996 Annual Meeting or to bring any other matter before the 1996 Annual Meeting must deliver written notice, including specified information, to the Secretary of the Company not less than 50 days nor more than 75 days prior to the 1996 Annual Meeting, provided that if less than 65 days' notice or prior public disclosure of the date of the 1996 Annual Meeting is given or made to shareholders, shareholders must deliver written notice to the Secretary not later than the close of business on the 15th day following the day on which such notice of the date of the 1996 Annual Meeting was mailed or such public disclosure was made. Any matter proposed to be brought before the 1996 Annual Meeting must be timely noticed to the Company as discussed above.

     In addition, proposals by shareholders which are intended to be considered for inclusion in the Company's proxy statement and proxy card for the 1996 Annual Meeting must be received by the Secretary of the Company in writing not later than December 1, 1995. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission.

SOLICITATION OF PROXIES

     The Company will bear the cost of soliciting Proxies for the Meeting. The Company has retained Georgeson & Company Inc., Wall Street Plaza, New York, New York to assist it in the solicitation of proxies from brokers, banks and other institutional holders. It is estimated that the fees for the services of that firm will be $9,000, and the Company will also reimburse that firm for its reasonable out-of-pocket expenses incurred in connection with providing the services. In addition to solicitation by mail and by Georgeson & Company Inc., the Proxies may be solicited by Officers and regular employees of the Company personally or by telephone, telecopier or telegraph. The Company will reimburse banks, brokers and other nominees, custodians and fiduciaries for their reasonable direct and indirect expenses incurred in forwarding proxy material to beneficial owners and seeking authorization for the execution of Proxies.

           PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                                          By order of the Board of Directors,

                                          PAUL E. DIXON
                                          Secretary

Dated:  March 31, 1995

                                  10-K REPORT

    Upon written request, the Company will provide, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules thereto, but without Exhibits, as filed with the Securities and Exchange Commission, for the fiscal year ended December 31, 1994. Copies of the Exhibits will be furnished at the Company's cost for the reproduction, postage and handling thereof. Letters requesting the 10-K Report should be addressed to the Corporate Secretary, Handy & Harman, 250 Park Avenue, New York, N.Y. 10177.

                                                                       EXHIBIT A

                                 HANDY & HARMAN
                       1995 OMNIBUS STOCK INCENTIVE PLAN

1.  ESTABLISHMENT AND PURPOSE.

     There is hereby adopted the Handy & Harman 1995 Omnibus Stock Incentive Plan (the "Plan"). The Plan shall be the successor to the Handy & Harman Long-Term Incentive Stock Option Plan (the "Predecessor Plan"). Upon adoption of the Plan by the Board of Directors and approval of the Plan by stockholders of Handy & Harman, no further awards shall be made under the Predecessor Plan. If the Plan is not approved by the stockholders of Handy & Harman, the Predecessor Plan shall remain in full force and effect. This Plan is intended to promote the interests of the Company and the stockholders of Handy & Harman by providing officers and other employees of the Company (including directors who are also employees of the Company) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company.

2.  DEFINITIONS.

     As used in the Plan, the following definitions apply to the terms indicated below:

          (a) "Agreement" shall mean the written agreement between Handy & Harman and a Participant evidencing an Incentive Award.

          (b) "Board of Directors" shall mean the Board of Directors of Handy & Harman.

          (c) "Cause," when used in connection with the termination of a Participant's employment by the Company, shall mean (i) the willful and continued failure by the Participant substantially to perform his duties and obligations to the Company (other than any such failure resulting from his incapacity due to physical or mental illness) or (ii) the willful engaging by the Participant in misconduct which is materially injurious to the Company. For purposes of this Section 2(c), no act, or failure to act, on a Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his action or omission was in the best interest of the Company. The Committee shall determine whether a termination of employment is for Cause.

          (d) "Change in Control" shall mean any of the following occurrences:

             (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of Handy & Harman in substantially the same proportions as their ownership of stock of Handy & Harman), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Handy & Harman representing 25% or more of the combined voting power of Handy & Harman's then outstanding securities;

             (ii) during any period of not more than two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with Handy & Harman to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board of Directors or nomination for election by Handy & Harman's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

             (iii) the stockholders of Handy & Harman approve a merger or consolidation of Handy & Harman with any other corporation, other than
        (A) a merger or consolidation which would result in the voting securities of Handy & Harman outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of Handy & Harman or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of Handy & Harman (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of Handy & Harman's then outstanding securities; or

             (iv) the stockholders of Handy & Harman approve a plan of complete liquidation of Handy & Harman or an agreement for the sale or disposition by Handy & Harman of all or substantially all of Handy & Harman's assets.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Committee" shall mean the Compensation Committee of the Board of Directors. The Committee shall consist of two or more persons each of whom is an "outside director" within the meaning of Section 162(m) of the Code and a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.

          (g) "Company" shall mean, collectively, Handy & Harman and each of its subsidiaries now held or hereinafter acquired.

          (h) "Company Stock" shall mean the common stock of Handy & Harman, par value $1.00 per share.

          (i) "Disability" shall mean: (1) any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him; or (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of
     Section 22(e)(3) of the Code.

          (j) "Effective Date" shall mean the date upon which this Plan is adopted by the Board of Directors.

          (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (l) "Executive Officer" shall have the meaning set forth in Rule 3b-7 promulgated under the Exchange Act.

          (m) The "Fair Market Value" of a share of Company Stock, as of a date of determination, shall mean (i) the closing sales price per share of Company Stock on the national securities exchange on which such stock is principally traded for the last preceding date on which there was a sale of such stock on such exchange, or (ii) if the shares of Company Stock are not listed or admitted to trading on any such exchange, the closing price as reported by the Nasdaq Stock Market for the last preceding date on which there was a sale of such stock on such exchange, or (iii) if the shares of Company Stock are not then listed on the Nasdaq Stock Market, the average of the highest reported bid and lowest reported asked prices for the shares of Company Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market, or (iv) if the shares of Company Stock are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such shares not otherwise determinable, such value as determined by the Committee in good faith.

          (n) "Handy & Harman" shall mean Handy & Harman, a New York corporation.

          (o) "Incentive Award" shall mean an Option, Tandem SAR, Stand-Alone SAR, Restricted Stock grant, Phantom Stock grant or Stock Bonus granted pursuant to the terms of the Plan.

          (p) "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code.

          (q) "Issue Date" shall mean the date established by Handy & Harman on which certificates representing shares of Restricted Stock shall be issued by Handy & Harman pursuant to the terms of Section 10(e).

          (r) "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

          (s) "Option" shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.

          (t) "Participant" shall mean an employee of the Company to whom an Incentive Award is granted pursuant to the Plan, and, upon his death, his successors, heirs, executors and administrators, as the case may be.

          (u) "Phantom Stock" shall mean the right, granted pursuant to Section 11, to receive in cash the Fair Market Value of a share of Company Stock.

          (v) "Plan" shall mean this Handy & Harman 1995 Omnibus Stock Incentive Plan, as amended from time to time.

          (w) "Predecessor Plan" shall mean the Handy & Harman Long-Term Incentive Stock Option Plan.

          (x) "Restricted Stock" shall mean a share of Company Stock which is granted pursuant to the terms of Section 10 hereof and which is subject to the restrictions set forth in Section 10(c).

          (y) "Rule 16b-3" shall mean the Rule 16b-3 promulgated under the Exchange Act.

          (z) "Section 162(m)" shall mean Section 162(m) of the Code and the regulations promulgated thereunder.

          (aa) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

          (ab) "Stand-Alone SAR" shall mean a stock appreciation right granted pursuant to Section 9 which is not related to any Option.

          (ac) "Stock Bonus" shall mean a bonus payable in shares of Company Stock granted pursuant to Section 12.

          (ad) "Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

          (ae) "Tandem SAR" shall mean a stock appreciation right granted pursuant to Section 8 which is related to an Option.

          (af) "Vesting Date" shall mean the date established by the Committee on which a share of Restricted Stock or Phantom Stock may vest.

3.  STOCK SUBJECT TO THE PLAN.

  (a) Shares Available for Awards.

     The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 1,000,000 shares (subject to adjustment as provided herein). Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Handy & Harman's treasury or acquired by Handy & Harman for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

     The grant of a Tandem SAR shall not reduce the number of shares of Company Stock with respect to which Incentive Awards may be granted pursuant to the Plan. Upon the exercise of any Incentive Award granted in tandem with any other Incentive Awards, such related Awards shall be cancelled to the extent of the number of shares of Company Stock as to which the Incentive Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Incentive Awards under the Plan.

  (b) Individual Limitation.

     The total number of shares of Company Stock subject to Incentive Awards (including Incentive Awards payable in cash but denominated as shares of Company Stock, i.e., Stand-Alone SARs and Phantom Stock), awarded to any employee during any tax year of the Company, shall not exceed 300,000 shares. Determinations under the preceding sentence shall be made in a manner that is consistent with
Section 162(m).

  (c) Adjustment for Change in Capitalization.

     In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Company Stock, or other property), recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Company Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Company Stock which may thereafter be issued in connection with Incentive Awards, (ii) the number and kind of shares of Company Stock issued or issuable in respect of outstanding Incentive Awards, and (iii) the exercise price, grant price, or purchase price relating to any Incentive Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with
Section 424 of the Code.

  (d) Re-use of Shares.

     The following shares of Company Stock shall again become available for Incentive Awards; any shares subject to an Incentive Award that remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever; any shares of Restricted Stock forfeited; and any shares in respect of which a stock appreciation right is settled for cash.

4.  ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Incentive Awards; to determine the persons to whom and the time or times at which Incentive Awards shall be granted; to determine the type and number of Incentive Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Incentive Award; to determine whether, to what extent, and under what circumstances an Incentive Award may be settled, cancelled, forfeited, exchanged, or surrendered (provided that in no event shall the foregoing be construed to permit the repricing of an Option (whether by amendment, cancellation and regrant or otherwise) to a lower exercise price); to make adjustments in the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company (to the extent in accordance with Section 162(m), if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Incentive Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     The Committee may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option or Stand-Alone SAR granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option or Stand-Alone SAR, and (ii) accelerate the Vesting Date or Issue Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or Phantom Stock or otherwise adjust any of the terms applicable to such share.

     No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.  ELIGIBILITY.

     The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such employees of the Company (including officers of the Company, whether or not they are directors of Handy & Harman) as the Committee shall select from time to time. Directors who are not employees or officers of the Company shall not be eligible to receive Incentive Awards under the Plan.

6.  AWARDS UNDER THE PLAN; AGREEMENT.

     The Committee may grant Options, Tandem SARs, Stand-Alone SARs, shares of Restricted Stock, shares of Phantom Stock and Stock Bonuses, in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

     Each Incentive Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.  OPTIONS.

  (a) Identification of Options.

     Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option.

  (b) Exercise Price.

     Each Agreement with respect to an Option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the Option. The option exercise price per share shall be determined by the Committee but shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted.

  (c) Term and Exercise of Options.

     (1) Unless the applicable Agreement provides otherwise, an Option shall become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. The Committee shall determine the expiration date of each Option; provided, however, that no Incentive Stock Option shall be exercisable more than 10 years after the date of grant. Unless the applicable Agreement provides otherwise, no Option shall be exercisable prior to the first anniversary of the date of grant.

     (2) An Option may be exercised for all or any portion of the shares as to which it is exercisable, provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

     (3) An Option shall be exercised by delivering notice to Handy & Harman's principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option. Such notice may be withdrawn at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash, by certified check, bank cashier's check or wire transfer;
(ii) subject to the approval of the Committee, in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or
(iii) subject to the approval of the Committee, by such other provision as the Committee may from time to time authorize. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of Handy & Harman, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of Handy & Harman shall require.

     (4) Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

  (d) Limitations on Incentive Stock Options.

     (1) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any Subsidiary) shall exceed $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

     (2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless (i) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

  (e) Effect of Termination of Employment.

     (1) Unless the applicable Agreement provides otherwise, in the event that the employment of a Participant with the Company shall terminate for any reason other than Cause, Disability or death (i) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is three months after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The three-month period described in this Section 7(e)(1) shall be extended to one year in the event of the Participant's death during such three-month period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

     (2) Unless the applicable Agreement provides otherwise, in the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

     (3) In the event of the termination of a Participant's employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

  (f) Acceleration of Exercise Date Upon Change in Control.

     Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

8.  TANDEM SARS.

     The Committee may grant in connection with any Option granted hereunder one or more Tandem SARs relating to a number of shares of Company Stock less than or equal to the number of shares of Company Stock subject to the related Option. A Tandem SAR may be granted at the same time as, or, in the case of a Non-Qualified Stock Option, subsequent to the time that, its related Option is granted.

  (a) Benefit Upon Exercise.

     The exercise of a Tandem SAR with respect to any number of shares of Company Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the option exercise price of the related Option. Such payment shall be made as soon as practicable after the effective date of such exercise.

  (b) Term and Exercise of Tandem SAR.

     (1) A Tandem SAR shall be exercisable only if and to the extent that its related Option is exercisable.

     (2) The exercise of a Tandem SAR with respect to a number of shares of Company Stock shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Section 8(b)(2)), with respect to a number of shares of Company Stock shall cause the automatic and immediate cancellation of any related Tandem SARs to the extent that the number of shares of Company Stock remaining subject to such Option is less than the number of shares subject to such Tandem SARs.

     Such Tandem SARs shall be cancelled in the order in which they become exercisable.

     (3) A Tandem SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of a Tandem SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a Tandem SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

     (4) No Tandem SAR shall be assignable or transferable otherwise than together with its related Option.

     (5) A Tandem SAR shall be exercised by delivering notice to Handy & Harman's principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Company Stock with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option to which the Tandem SAR is related. Such notice may be withdrawn at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

9.  STAND-ALONE SARS.

  (a) Exercise Price.

     The exercise price per share of a Stand-Alone SAR shall be determined by the Committee at the time of grant, but shall in no event be less than the Fair Market Value of a share of Company Stock on the date of grant.

  (b) Benefit Upon Exercise.

     The exercise of a Stand-Alone SAR with respect to any number of shares of Company Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the exercise price of the Stand-Alone SAR. Such payments shall be made as soon as practicable.

  (c) Term and Exercise of Stand-Alone SARs.

     (1) Unless the applicable Agreement provides otherwise, a Stand-Alone SAR shall become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. The Committee shall determine the expiration date of each Stand-Alone SAR. Unless the applicable Agreement provides otherwise, no Stand-Alone SAR shall be exercisable prior to the first anniversary of the date of grant.

     (2) A Stand-Alone SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of a Stand-Alone SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a Stand-Alone SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

     (3) A Stand-Alone SAR shall be exercised by delivering notice to Handy & Harman's principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Company Stock with respect to which the Stand-Alone SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

  (d) Effect of Termination of Employment.

     The provisions set forth in Section 7(e) with respect to the exercise of Options following termination of employment shall apply as well to such exercise of Stand-Alone SARs.

  (e) Acceleration of Exercise Date Upon Change in Control.

     Upon the occurrence of a Change in Control, any Stand-Alone SAR granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

10.  RESTRICTED STOCK.

  (a) Issue Date and Vesting Date.

     At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 10(e). Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 10(b) are satisfied, and except as provided in Section 10(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 10(c) shall lapse.

  (b) Conditions to Vesting.

     At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

  (c) Restrictions on Transfer Prior to Vesting.

     Prior to the vesting of a share of Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

  (d) Dividends on Restricted Stock.

     The Committee in its discretion may require that any dividends paid on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.

  (e) Issuance of Certificates.

     (1) Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, Handy & Harman shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that Handy & Harman shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

     THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE HANDY & HARMAN 1995 OMNIBUS STOCK INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND HANDY & HARMAN. A COPY OF THE PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF HANDY & HARMAN, 250 PARK AVENUE, NEW YORK, NEW YORK 10177.

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

     (2) Each certificate issued pursuant to this Section 10(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by Handy & Harman unless the Committee determines otherwise.

  (f) Consequences of Vesting.

     Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 10(c) shall lapse. Reasonably promptly after a share of Restricted Stock vests, Handy & Harman shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 10(e).

  (g) Effect of Termination of Employment.

     (1) Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee's amendment authority pursuant to
Section 4, upon the termination of a Participant's employment for any reason other than Cause, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, Handy & Harman; provided that if the Committee, in its sole discretion, shall within thirty (30) days after such termination of employment notify the Participant in writing of its decision not to terminate the Participant's rights in such shares, then the Participant shall continue to be the owner of such shares subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of shares pursuant to this section, Handy & Harman shall repay to the Participant (or the Participant's estate) any amount paid by the Participant for such shares. In the event that Handy & Harman requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

     (2) In the event of the termination of a Participant's employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to Handy & Harman, together with any dividends paid on such shares, in return for which Handy & Harman shall repay to the Participant any amount paid by the Participant for such shares.

  (h) Effect of Change in Control.

     Upon the occurrence of a Change in Control, all outstanding shares of Restricted Stock which have not theretofore vested shall immediately vest and all restrictions on such shares shall immediately lapse.

  (i) Special Provisions Regarding Awards.

     Notwithstanding anything to the contrary contained herein, Restricted Stock granted pursuant to this Section 10 to Executive Officers shall be based on the attainment by Handy & Harman or the Company (or a Subsidiary or division of Handy & Harman if applicable) of performance goals pre-established by the Committee, based on one or more of the following criteria: (i) the attainment of a specified percentage return on total stockholder equity of the Company; (ii) the attainment of a specified percentage increase in earnings per share of Company Stock; (iii) the attainment of a specified percentage increase in net income of the Company; and (iv) the attainment of a specified percentage increase in profit before taxation of Handy & Harman or the Company (or a Subsidiary or division of Handy & Harman if applicable). Each such performance criteria shall be evaluated in accordance with generally accepted accounting principles. Such shares of Restricted Stock shall be released from restrictions only after the attainment of such performance measures have been certified by the Committee.

11.  PHANTOM STOCK.

  (a) Vesting Date.

     At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 11(c) are satisfied, and except as provided in Section 11(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

  (b) Benefit Upon Vesting.

     Upon the vesting of a share of Phantom Stock, the Participant shall be entitled to receive in cash, within 30 days of the date on which such share vests, an amount equal to the sum of (i) the Fair Market Value of a share of Company Stock on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

  (c) Conditions to Vesting.

     At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

  (d) Effect of Termination of Employment.

     (1) Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee's amendment authority pursuant to
Section 4, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Participant's termination of employment for any reason other than Cause.

     (2) In the event of the termination of a Participant's employment for Cause, all shares of Phantom Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited, together with any dividends credited on such shares.

  (e) Effect of Change in Control.

     Upon the occurrence of a Change in Control, all outstanding shares of Phantom Stock which have not theretofore vested shall immediately vest.

  (f) Special Provisions Regarding Awards.

     Notwithstanding anything to the contrary contained herein, Phantom Stock granted pursuant to this Section 11 to Executive Officers shall be based on the attainment by Handy & Harman or the Company (or a Subsidiary or division of Handy & Harman if applicable) of performance goals pre-established by the Committee, based on one or more of the following criteria: (i) the attainment of a specified percentage return on total stockholder equity of the Company; (ii) the attainment of a specified percentage increase in earnings per share of Company Stock from continuing operations; (iii) the attainment of a specified percentage increase in net income of the Company; and (iv) the attainment of a specified percentage increase in profit before taxation of Handy & Harman or the Company (or a Subsidiary or division of Handy & Harman if applicable). Each such performance criteria shall be evaluated in accordance with generally accepted accounting principles. No cash payment in respect of any Phantom Stock award will be paid to an Executive Officer until the attainment of the respective performance measures have been certified by the Committee.

12.  STOCK BONUSES.

     In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock comprising such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable. Executive Officers shall be eligible to receive Stock Bonus grants hereunder only after a determination of eligibility is made by the Committee, in its sole discretion.

13.  RIGHTS AS A STOCKHOLDER.

     No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Incentive Award until the date of issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 3(c), no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

14.  NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO INCENTIVE AWARD.

     Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

     No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

15.  SECURITIES MATTERS.

     (a) Handy & Harman shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Handy & Harman shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until Handy & Harman is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

     (b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to Handy & Harman shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

16.  WITHHOLDING TAXES.

     Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

     Whenever shares of Company Stock are to be delivered pursuant to an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined (the "Tax Date"). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Incentive Award.

17. NOTIFICATION OF ELECTION UNDER SECTION 83(B) OF THE CODE.

     If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulation issued under the authority of Code Section 83(b).

18. NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER SECTION 421(B) OF THE
    CODE.

     Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

19.  AMENDMENT OR TERMINATION OF THE PLAN.

     The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify, or if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Section 162(m) or 422 of the Code. Incentive Awards may be granted under the Plan prior to the receipt of such stockholder approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Incentive Award.

20.  TRANSFERS UPON DEATH; NONASSIGNABILITY.

     Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

     During a Participant's lifetime, the Committee may permit the transfer, assignment or other encumbrance of an outstanding Option or outstanding shares of Restricted Stock unless (y) such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status, or (z) the award is meant to qualify for the exemptions available under Rule 16b-3, nontransferability is necessary under Rule 16b-3 in order for the award to so qualify and the Committee and the Participant intend that it shall continue to so qualify. Notwithstanding the foregoing, subject to any conditions as the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of Handy & Harman, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

21.  EXPENSES AND RECEIPTS.

     The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

22.  FAILURE TO COMPLY.

     In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

23.  EFFECTIVE DATE AND TERM OF PLAN.

     The Plan became effective on the Effective Date, but the Plan (and any grants of Incentive Awards made prior to stockholder approval of the Plan) shall be subject to the requisite approval of the stockholders of Handy & Harman. In the absence of such approval, such Incentive Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

24.  APPLICABLE LAW.

     Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of New York, without reference to the principles of conflicts of law.

25.  PARTICIPANT RIGHTS.

     No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Incentive Award shall have no rights as a stockholder with respect to any shares covered by any award until the date of the issuance of a Company Stock certificate to him for such shares.

26.  UNFUNDED STATUS OF AWARDS.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Incentive Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

27.  NO FRACTIONAL SHARES.

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Incentive Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

28.  BENEFICIARY.

     A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

29.  INTERPRETATION.

     The Plan is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act and, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

                                 HANDY & HARMAN

P            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                   THE COMPANY FOR ANNUAL MEETING MAY 9, 1995
R
     The undersigned, revoking all prior proxies, hereby appoints Richard N.
O Daniel, Gerald G. Garbacz and Gouverneur M. Nichols, or any of them acting in the absence of the others, with full power of substitution, the true and
X lawful proxy agents of the undersigned, to attend the 1995 Annual Meeting of Shareholders of HANDY & HARMAN called to be held at 11:00 A.M., on May
Y 9, 1995 and any adjournments thereof and thereat to vote the shares of stock of said Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present at said Meeting, all in accordance with and as more fully described in the Proxy Statement for said Meeting.


     Election of Directors.  Nominees:            Comments (change of Address)

     C.A. Abramson, R.E. Cornelia,                ----------------------------
     R.N. Daniel, G.G. Garbacz,
     F.E. Grzelecki, G.M. Nichols,                ----------------------------
     H.P. Sotos.
                                                  ----------------------------

                                                  ----------------------------
                                                  (If you have written in the
                                                  above space, please mark the
                                                  corresponding box on the
                                                  reverse side of this card)

     You are encouraged to specify your choices by marking       -------------
     the appropriate boxes, SEE REVERSE SIDE, but you need        SEE REVERSE
     not mark any boxes if you wish to vote in accordance             SIDE
     with the Board of Directors' recommendations. The           -------------
     Proxy Agents cannot vote your shares unless you sign and return this card.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR proposals 2 and 3 and AGAINST proposal 4.


/X/ Please mark your votes as this


   ----------------           -----------------------           ---------------
        COMMON                  DIVIDEND REINVESTMENT                 401K



The Board of Directors recommends a vote FOR proposals 2 and 3 and AGAINST proposal 4.

                             FOR     WITHHELD
1.  Election of              / /       / /
    Directors
    (see reverse)

For, except vote withheld from the following nominee(s):

-----------------------------------------------------------

2.  Ratification of the      FOR      AGAINST      ABSTAIN
    appointment of KPMG      / /       / /          / /
    Peat Marwick LLP,
    as auditors.

3.  Approving 1995           FOR      AGAINST      ABSTAIN
    Omnibus Stock            / /       / /          / /
    Incentive Plan

4.  Shareholder              FOR      AGAINST      ABSTAIN
    Proposal                 / /       / /          / /



5.  In their discretion,               / /   Change of
    upon such other business                 Address/Comments
    as may properly come                     on Reverse Side.
    before the Meeting.

Receipt of the 1994 Annual Report to Shareholders and the Notice of Meeting and Proxy Statement with respect to the aforesaid Meeting is hereby acknowledged.



SIGNATURE(S)                                   DATE                     , 1995
            ----------------------------------      --------------------


NOTE: Please date and sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full name as such.